UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2004

CKE RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6307 Carpinteria Ave., Ste. A, Carpinteria, California	93013

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 745-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On November 23, 2004, CKE Restaurants, Inc. (the “Company”) issued a press release regarding the matters discussed under Item 4.02 below, which include adjustments to period-end financial results. The press release is attached as Exhibit 99.1 hereto. This information, including Exhibit 99.1, shall be deemed to be “furnished” in accordance with the SEC release numbers 33-8216 and 34-47583.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     (a) This filing describes certain adjustments which CKE Restaurants, Inc. (the “Company”) will be making in the course of restating certain of its prior period financial statements. The Company is unaware of any evidence that the restatement is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the securities laws. In addition, the adjustments described in this Current Report will have no material impact on the following indicia of the Company’s performance:

•	the Company’s cash flow,

•	the Company’s revenue,

•	the Company’s same store sales,

•	the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), or

•	the Company’s covenants under its senior credit facility or other debt instruments.

     The Company is currently engaged in an extensive review of its financial reporting policies and procedures so as to be in timely compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. In connection with that review, the Company’s management discovered that its prior financial statements contained certain errors, as follows below. The majority of the accounting errors originated in and prior to fiscal year 2001 (or roughly calendar year 2000).

     (1) During fiscal years 1999 and 2000, the Company did not correctly account for certain of its Carl’s Jr. restaurant property leases and lease amendments that include fixed rent escalations over the lease term. In accordance with paragraph 15 of Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases, as clarified by the Emerging Issues Task Force and Financial Accounting Standards Board Technical Bulletins issued thereafter, rent expense under operating leases with fixed rent escalations should be recognized on a straight-line basis over the lease term. While the Company had correctly recorded rental expense on a straight-line basis for its Carl’s Jr. restaurant leases prior to fiscal 1999 and has done so since fiscal 2001, management identified a number of restaurant leases or lease amendments entered into in fiscal 1999 and 2000 for which it had not correctly applied straight-line accounting. As a result, the Company has concluded that its deferred rent liability and associated rent expense has been understated in the aggregate by approximately $2.1 million from and after fiscal 1999. This correction will have no material impact on future earnings and cash flow.

     (2) In fiscal 1998, the Company extended the depreciable life it applied to its owned buildings to conform the depreciable life to the expected useful life, a change in accounting estimate, which is acceptable under Generally Accepted Accounting Principles (GAAP). However, in certain cases the longer depreciable life exceeded the duration of the underlying ground lease, including option periods, resulting in an understatement of depreciation expense beginning in fiscal 1998. This understatement is a component of the depreciation understatement adjustment described in paragraph (7) below.

     (3) The Company did not timely expense certain capitalized software applications, which should have been expensed when taken out of service, primarily in fiscal 2001. This resulted in an understatement of general and administrative expense of approximately $2.7 million in fiscal 2001, and an overstatement of depreciation expense of approximately $0.5 million in each fiscal year from and after fiscal 2002. During fiscal 2003 and early fiscal 2004, the Company also did not correctly account for certain software development costs in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, resulting in an understatement of general and administrative expense of approximately $0.9 million in fiscal 2003 and $0.1 million in fiscal 2004. This correction will result in an immaterial decrease to future depreciation expense.

     (4) During fiscal 2001, the Company was in the process of selling many of its company-operated restaurants to new or existing franchisees. One transaction completed in fiscal 2001 involved the sale of 19 restaurant properties, of which 8 were fee owned properties and the remaining 11 were leased properties. In the transaction, the Company conveyed all rights, title and interest in the 8 fee properties to the buyer and subleased the 11 leased properties to the buyer. In recording the transaction, the Company failed to include the book value of the 8 fee properties in the calculation of gain or loss on the transaction. Accordingly, the Company overstated both its property and equipment and its gain on sale of assets by approximately $6.0 million in fiscal 2001. In fiscal years 2001 through 2005, the Company overstated depreciation expense related to the 8 fee properties in a cumulative amount equal to approximately $0.7 million. As a result of these errors, as of August 9, 2004, the Company’s property and equipment was overstated by approximately $5.3 million. Similarly, the Company has also identified approximately $1.2 million of other property and equipment that was not timely expensed when the assets were removed from service, primarily in fiscal 2001 and 2003. This resulted in a cumulative understatement of expenses of $1.2 million in the applicable fiscal years and an overstatement of depreciation expense of approximately $0.2 million in subsequent fiscal years. As a result of these errors, as of August 9, 2004, the Company’s property and equipment was overstated by approximately $1.0 million. This correction will result in an immaterial decrease to future depreciation expense.

     (5) The Company cumulatively overstated property tax expense by approximately $0.9 million over the course of fiscal years 2000 through 2004, resulting in a $0.9 million overstatement of the accrual for incurred but unpaid property taxes as of August 9, 2004. This correction will have no material impact on future earnings and cash flow.

     (6) On or about September 7, 2004, the Company determined that, as a result of temporary differences relating to the treatment of goodwill applicable to its Carl’s Jr. brand, the Company should have recorded a deferred tax liability of approximately $0.8 million in fiscal 2003, when the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. The Company also determined at that time that its deferred tax liability should have increased ratably over the course of fiscal 2004 and the first two quarters of fiscal 2005, and on August 9, 2004, should have been approximately $1.6 million. The Company reviewed this matter with KPMG and KPMG agreed with the Company’s conclusion. However, the Company determined at that time that the error was immaterial and did not record an adjustment, and KPMG concurred with the Company’s determination. In light of its decision to restate the Company’s financial statements for the other reasons discussed in this Current Report, the Audit Committee of the Company’s Board of Directors, after discussion with management and KPMG, on November 17, 2004, concluded that it was appropriate to include the adjustment in the restatement of the Company’s consolidated financial statements. This correction will result in an approximate $0.5 million annual increase in deferred tax expense.

     (7) The most significant matter requiring restatement involves the Company’s accounting for leases and depreciation recorded in connection therewith. For many years, the Company has entered into a substantial number of real property leases and made significant investments in buildings, leasehold improvements and certain intangible assets. In determining whether each of these leases was an operating lease or a capital lease and in calculating its straight-line rent expense, the Company used in its calculations only the initial term of each lease. Capitalized lease assets and liabilities have been recorded and amortized based upon the corresponding initial lease term. Simultaneously, the Company depreciated its investment in the buildings, leasehold improvements and intangible assets, other than capital lease assets, over a period that included both the initial term of the lease and all option periods provided for in the lease (or the useful life of the asset if shorter than the lease term plus options). The Company believed that this accounting treatment was permitted under GAAP. Through many years of reporting its financial results, the Company was never advised to change these accounting treatments. As a result, the Company never determined a need to change these practices or to make them consistent with each other. Under the appropriate circumstances, either definition of lease term could be acceptable under GAAP. However, as discussed hereinafter, a question arose as to whether the Company could utilize both definitions of lease term, one for purposes of lease classification and straight-line rent expense calculations and the other for purposes of determining useful life for leasehold improvements.

          In connection with reviewing the adjustments described in paragraphs (1) and (2) above with KPMG LLP, the Company’s registered independent public accounting firm, the Company and KPMG discussed the Company’s definition of lease term used in determining capital versus operating leases, calculating straight-line rent expense, and for depreciating buildings, leasehold improvements and certain intangible assets. On or about November 10, 2004, KPMG first raised with the Company its belief that the Company should use the same lease term in determining (i) whether or not the lease is a capital lease, (ii) the maximum period of depreciation for assets subject to the lease, and (iii) the amount of straight-line rent expense under the lease (the “Accounting Treatment”). Because the change in lease accounting contradicts many years of accepted accounting by the Company, and because the Company’s knowledge of other public company accounting practices indicated that other public companies have been applying the same accounting treatment as the Company (although the Company does not rely upon industry practice as a basis for determining its compliance with GAAP), the Company worked with KPMG to assure itself that the Accounting Treatment was required by GAAP and supported by authoritative accounting literature.

          Having completed their review, the Company’s management and KPMG met with the Company’s Audit Committee on November 17, 2004, and the Audit Committee determined that the Company’s accounting with respect to lease terms should be revised to be in accordance with the Accounting Treatment.

          The Audit Committee was advised by management that, in implementing the Accounting Treatment, the Company will generally limit the maximum depreciation period to the initial term of the lease. However, in circumstances where the Company would incur a significant economic penalty by not exercising one or more option periods, the Company will include one or more option periods when determining the maximum depreciation period and in classifying the lease and computing straight-line rentals. Accordingly, (i) hereafter the Company will generally depreciate buildings, leasehold improvements and certain intangible assets that are the subject of any lease over a period not longer than the initial term of the lease (including one or more option periods if the above exception applies), and (ii) the Company will restate its prior period financial statements to reflect the necessary adjustments resulting from depreciating buildings, leasehold improvements and certain intangible assets under leases currently in effect in accordance with the Accounting Treatment. The primary effect of the Accounting Treatment is to require the Company to accelerate depreciation for the buildings, leasehold improvements and certain intangible assets that are the subject of the Company’s leases, resulting in a $32.7 million cumulative increase in depreciation expense for all prior fiscal years and the twenty-eight weeks ended August 9, 2004. The Company anticipates that depreciation expense for its fiscal third quarter ended November 1, 2004, will increase by approximately $1.4 million as a result of the adjustments described herein.

          The Company has determined that the accounting errors described above are most appropriately corrected through the restatement of previously issued financial statements for its fiscal years ended January 31, 2004, 2003 and 2002, and interim financial statements for the fiscal quarters ended May 17, 2004 and August 9, 2004, and as a result that those financial statements should no longer be relied upon. The decision to restate prior financial statements based on the matters described above was made on November 17, 2004, by the Audit Committee of the Company’s Board of Directors after discussion with management and KPMG. While the Company is not aware of any other accounting issues requiring adjustment, and KPMG has advised the Company that it is unaware of any other accounting issues requiring adjustment, the Company is in the process of completing its review of its financial reporting policies and procedures, and there can be no assurances that the Company or KPMG will not find additional accounting issues requiring adjustment.

          The Company has traditionally released its quarterly financial results and filed the corresponding periodic report with the SEC significantly in advance of the date the periodic report is due. The Company anticipates that it will release its fiscal third quarter results and file its Quarterly Report on Form 10-Q on December 13, 2004, when the Form 10-Q is due to be filed.

          The Company’s management will be available to discuss the restatement on a conference call and simultaneous webcast on Wednesday, November 24, 2004, at 9:00 a.m., Eastern Time. The conference call can be accessed by dialing (617) 786-4513 and using passcode 18050214. The webcast can be accessed at www.ckr.com under “Investors.”

          The financial impact of the adjustments described above for the periods presented is estimated as follows.

CKE Restaurants, Inc.
Restatement Estimates by Year
(in millions)

					Twenty-
					Eight
					Weeks
	Fiscal Year 2001 and	Fiscal Year Ended January 31,			Ended August 9,
	Prior	2002	2003	2004	2004	Total
Depreciable Lives
Carl’s Jr.	$5.0	$1.9	$2.1	$2.1	$1.3	$12.4
Hardee’s	8.3	2.7	3.1	3.6	1.8	19.5
La Salsa	—	—	0.3	0.3	0.2	0.8

Total Depreciable Lives	13.3	4.6	5.5	6.0	3.3	32.7
Other Items
Deferred rent (straight-line)	0.4	0.2	0.4	1.0	0.1	2.1
Deferred tax liability	—	—	0.8	0.6	0.2	1.6
Unretired store assets	6.5	(0.2)	0.2	(0.2)	—	6.3
Information technology assets	2.7	(0.4)	0.4	(0.4)	(0.5)	1.8
Accrued property taxes	(0.3)	(0.2)	(0.2)	(0.2)	—	(0.9)
Other, net	(0.3)	—	—	0.1	—	(0.2)

Total increase in expense	$22.3	$4.0	$7.1	$6.9	$3.1	$43.4

Note re Presentation of Non-GAAP Measures

EBITDA is a typical non-GAAP measure (i.e., a measure calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America, or “GAAP”) for companies that issue public debt and a measure used by the lenders under the Company’s bank credit facility. The Company believes EBITDA is useful to our investors as an indicator of earnings available to service debt. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations, an indicator of cash flow from operations or a measure of liquidity. The Company calculates EBITDA as earnings before operations of discontinued segment, interest expense, income taxes, depreciation and amortization, facility action charges, premiums on early redemption of debt, impairment of goodwill and impairment of assets held for sale. Because not all companies calculate EBITDA identically, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. Additionally, the Company believes EBITDA is a more meaningful indicator of earnings available to service debt when certain charges, such as impairment of goodwill and facility action charges, are excluded from income (loss) from continuing operations. EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest expense, income taxes and debt service payments and cash costs arising from facility actions.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release, dated November 23, 2004, issued by CKE Restaurants, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.

/S/ THEODORE ABAJIAN

Theodore Abajian
Executive Vice President and Chief Financial Officer

November 23, 2004

(Date)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 23, 2004, issued by CKE Restaurants, Inc.